                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        RUTHERFORD-MORAN OIL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

        N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:

        N/A
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        N/A
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        N/A
--------------------------------------------------------------------------------
     (3) Filing Party:

        N/A
--------------------------------------------------------------------------------
     (4) Date Filed:

        N/A
--------------------------------------------------------------------------------

                        RUTHERFORD-MORAN OIL CORPORATION
                          5 GREENWAY PLAZA, SUITE 220
                              HOUSTON, TEXAS 77046

             ------------------------------------------------------
                             NOTICE OF ANNUAL MEETING
             ------------------------------------------------------

     The 1997 Annual Meeting of Stockholders (the "Meeting") of Rutherford-Moran Oil Corporation, a Delaware corporation (the "Company") will be held at The Ritz Carlton Hotel, Houston, Texas at 9:00 a.m. on May 8, 1997, for the following purposes:

          1. to elect seven individuals to serve as directors of the Company's Board of Directors to hold office until the 1998 annual meeting of stockholders of the Company or until their respective successors are duly elected and qualified;

          2. to consider and vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          3. to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 10, 1997, as the record date for determination of stockholders who are entitled to notice of and to vote either in person or by proxy at the 1997 Annual Meeting of Stockholders and any adjournment thereof.

     All Stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ DAVID F. CHAVENSON

                                  David F. Chavenson
                                  Corporate Secretary

April 16, 1997

                        RUTHERFORD-MORAN OIL CORPORATION
                          5 GREENWAY PLAZA, SUITE 220
                              HOUSTON, TEXAS 77046

             ------------------------------------------------------
                                PROXY STATEMENT
             ------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rutherford-Moran Oil Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held at The Ritz Carlton Hotel, Houston, Texas on May 8, 1997, at 9:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about April 16, 1997.

     Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of each of the nominees to the Board of Directors; (ii) "FOR" ratification of the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1997; and (iii) in the discretion of such persons, "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

     This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mail; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 10, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on March 10, 1997, there were 25,651,338 shares of Common Stock issued and outstanding. Holders of record of the Common Stock on the Record Date will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 5 Greenway Plaza, Suite 220, Houston, Texas 77046, from March 11, 1997, through May 7, 1997, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

     A majority of the total shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

     The enclosed form of proxy provides a means for stockholders to vote for all of the director nominees listed herein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Pursuant to the Company's bylaws, nominees receiving a plurality of the votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not effect the outcome of the election of directors.

     The ratification of KPMG Peat Marwick LLP to audit the accounts and records of the Company for the fiscal year ended December 31, 1997, requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting. Shares that are represented at the Meeting but abstain from voting on such proposal will be counted as shares entitled to vote on such proposals and will have the same effect as a vote against such proposal. Broker nonvotes, while considered in the number of shares present, will not be treated as a vote for or against the proposal.

     John A. Moran and Patrick R. Rutherford (the "Principal Stockholders") beneficially own in the aggregate 19,011,614 shares of Common Stock (74% of the issued and outstanding shares) as of March 10, 1997, and together control sufficient votes to determine the outcome of any of the proposals being voted upon by the stockholders. Each of the Principal Stockholders has advised the Company that he intends to vote or direct the vote of the shares beneficially owned by him for the election of the seven nominees named herein and "FOR" the ratification of KPMG Peat Marwick LLP as the Company's auditors.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are currently seven board seats authorized by the Board of Directors pursuant to the Company's bylaws. Pursuant to the Company's bylaws, directors are elected to serve for one-year terms or until their successors are elected and qualified or their earlier resignation or removal. Seven directors will be elected at the Meeting. The Board of Directors, pursuant to recommendations from its Nominating Committee, recommends the election of John A. Moran, Patrick R. Rutherford, Michael D. McCoy, Howard Gittis, Jere W. McKenny, Harry C. Lee and Chote Sophonpanich (collectively, the "Nominees") as the Directors to serve for such one-year terms. All of the Nominees are currently directors of the Company.

     Unless contrary instructions are set forth in the proxy, it is intended that the persons acting under the proxy will vote all shares represented by such proxy for the election as director of each of the Nominees. Should any of the Nominees become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that any Nominee will be unable or are unwilling to serve if elected.

     The following table sets forth information regarding the current directors of the Company. There are no family relationships among any of the directors or executive officers of the Company, nor any arrangements or understandings between any director and any other person pursuant to which such director was selected as a director.

            NAME              AGE                       POSITION
            ----              ---                       --------
John A. Moran                  65    Chairman of the Board
Patrick R. Rutherford          62    President, Chief Executive Officer and
                                       Director
Michael D. McCoy               44    Executive Vice President, Chief Operating
                                       Officer and Director
Howard Gittis                  62    Director
Jere W. McKenny                68    Director
Harry C. Lee                   64    Director
Chote Sophonpanich             54    Director

     JOHN A. MORAN has been Chairman of the Board of the Company since its inception. Since 1993, he has been President of Rutherford-Moran Exploration Company ("RMEC"), which became a wholly-owned subsidiary of the Company in June 1996. Since April 1967 until his retirement in 1992, Mr. Moran has been a Director and Officer of the Dyson-Kissner-Moran Corporation, a private holding company engaged primarily in the manufacture and distribution of industrial and consumer products and a developer of commercial and industrial real estate on the east coast of the United States ("DKM"). During that time, Mr. Moran has been successively, Vice President, Executive Vice President, President, Chairman of the Board and Chairman of the Executive Committee of DKM. Prior to joining what was then the Dyson-Kissner Corporation, Mr. Moran was a Vice President of Blyth & Co., Inc., investment bankers, in their New York and Los Angeles offices. Mr. Moran is a Director of Bessemer Securities Corporation, New York City and The Coleman Company of Golden, Colorado. He holds a B.S. in Banking and Finance from the University of Utah and an honorary L.L.B. from that institution. He is a member and former Chairman of the National Advisory Council of the University of Utah, and a former Director of the United Nations Association and trustee of the Brooklyn Museum. He is a member of the Chief Executives Organization and The Foreign Policy Association.

     PATRICK R. RUTHERFORD has been President and Chief Executive Officer of the Company since its inception. He has been Chairman of the Board of RMEC since its inception. Since 1973, he has been Chairman of the Board and part owner of Rutherford Oil Corporation (an oil and gas exploration and production company that serves as operator of wells located in Texas, Louisiana and the Gulf of Mexico). He also served on the Board of Regents of West Texas State University and was President of the Houston Speech and Hearing Center. He also has served as a director of First Interstate Bank of Texas, Texas Commerce Bancshares, OKC Corporation, Olix Company, The University of Texas Health Science Center Development Board, the Geological Foundation of the University of Houston, and he was one of the founding directors of Southwest Airlines.

     MICHAEL D. MCCOY has been Executive Vice President and Chief Operating Officer of the Company since its inception. He has been Executive Vice President of RMEC since September 1990. Prior to joining the Company, Mr. McCoy served as Manager of Land and Legal of Rutherford Oil Corporation. Mr. McCoy received his B.A. degree from The University of Texas in 1974 and J.D. degree from South Texas College of Law in 1977.

     HOWARD GITTIS was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Gittis is the Vice Chairman & Chief Administrative Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company with interests in consumer products, financial services, entertainment, and publishing. His other directorships include Andrews Group Incorporated, Consolidated Cigar Holdings Inc., First Nationwide Holdings Inc., First Nationwide (Parent) Holdings Inc., California Federal Bank, a Federal Savings Bank, Mafro Consolidated Group Inc., Pneumo Abex Corporation, Power Control Technologies Inc., Revlon, Inc., Revlon Worldwide

Corporation, Loral Space & Communications Ltd. and Jones Apparel Group. Prior to joining MacAndrews & Forbes in 1985, Mr. Gittis was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen ("Wolf Block") where he had served as Chairman of the Executive Committee. His tenure at Wolf Block lasted over 25 years and concentrated on general litigation, real estate, and corporate acquisition and divestiture work. Mr. Gittis is a member of the Board of Overseers of the University of Pennsylvania Law School, a Trustee of Temple University and a member of the Board of Visitors of Temple University School of Law. Mr. Gittis holds two degrees from the University of Pennsylvania, a B.S. in Economics and an L.L.B. from the Law School.

     JERE W. MCKENNY was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Prior to his retirement in 1993, Mr. McKenny was President and Chief Operating Officer of Kerr-McGee Corporation ("Kerr-McGee") for nine years. He also served as President, Vice Chairman of the Board, Vice
President -- Exploration and Vice President -- Oil and Gas Exploration during his forty years of employment with Kerr-McGee. Mr. McKenny currently serves on the School of Geology and Geophysics Advisory Board, College of Business Administration Board of Advisors and College of Engineering Board of Visitors Advisory Board of the University of Oklahoma and on the Executive Committee and Board of Directors of the Allied Arts Foundation. Mr. McKenny holds a B.S. and an M.S. in Geological Engineering from the University of Oklahoma.

     HARRY C. LEE was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Lee is an energy resources consultant in the area of oil and gas exploration and production. Prior to his retirement in 1993, Mr. Lee was with Unocal Corporation ("Unocal") for 34 years. During his tenure at Unocal, Mr. Lee served in various executive and managerial functions at both parent and subsidiary levels, including Energy Resources Vice President -- Operations for major international and domestic business units from 1992 to 1993, President of Unocal International Oil & Gas Division 1988 to 1992, and Vice President and General Manager of Union Oil Company of Indonesia from 1978 to 1982. Mr. Lee holds a B.S. in Geology and an M.S. in Geology from the University of Oklahoma.

     CHOTE SOPHONPANICH was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Sophonpanich is Executive Chairman of Green Spot (Thailand) Co. Ltd. and Chairman of Krungdhep Sophon Public Company Ltd., Eternal Petrochemicals Co. Ltd. and C.S. Capital Ltd., all of which are companies organized under the laws of the Kingdom of Thailand. He is serving as a non-executive director of the Bangkok Bank with which he has been affiliated since 1966. Mr. Sophonpanich is also a director of Chote Chalit Co. Ltd., Shangri-la Hotel Public Company Ltd., Siam Food Products Public Company Ltd., Palang Sophon Limited (one of the concessionaires, including the Company, in Block B8/32 currently covering approximately 1.3 million acres in the central portion of the Gulf of Thailand), Thoresen Agency Public Company Ltd., Union Plastic Public Company Ltd., Union Textile Industries Public Company Ltd. and Wilson Insurance Ltd. in Thailand. He also is serving as a non-executive director of companies outside of Thailand, such as Bangkok Investments Ltd. of Cayman Islands, First Overseas Bangkok Investments Pte. Ltd. of Singapore and Stelux Co. Ltd. of Hong Kong. Mr. Sophonpanich graduated from the University of Sydney with a Bachelor's degree in Economics.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the year ended December 31, 1996, and Messrs. Rutherford, McCoy, McKenny and Lee each attended all meetings for which he was eligible and Messrs. Moran, Gittis and Sophonpanich attended four, four and two of such meetings, respectively. The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee, which were established in connection with the Company's initial public offering in June, 1996.

     The Executive Committee, which currently is composed of Messrs. Moran, Rutherford, Gittis and McCoy, has the authority to act for the Board in all matters arising between regular or special meetings of the

Board. The Executive Committee did not meet during the period ended December 31, 1996. They did meet during 1997 to recommend nominees for the Meeting.

     The Nominating Committee, which currently is composed of Messrs. Moran, Rutherford, McKenny and Sophonpanich, has the authority to recommend director nominees to the Board of Directors. The Nominating Committee did not meet during the period ended December 31, 1996.

     The Audit Committee, which currently is composed of Messrs. McCoy, McKenny, Lee and Sophonpanich, selects, subject to Board approval (and, if the Board so determines, subject to stockholder approval), the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee met once during the period ended December 31, 1996 and all committee members except Mr. Sophonpanich attended the meeting.

     The Compensation Committee, which currently is composed of Messrs. Gittis, Lee, Moran and Rutherford, administers the Company's stock option plans and recommends compensation policies to the Board of Directors. The Compensation Committee met once during 1996 and all committee members attended the meeting.

COMPENSATION OF DIRECTORS

     The non-employee directors are each entitled to receive an annual retainer fee of $15,000 and fees of $1,500 per meeting for their attendance at regular and special Board of Directors meetings. Non-employee committee members are entitled to additional fees of $750 for each committee meeting attended. All directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings.

     Prior to its initial public offering in June, 1996, the Company established the Rutherford-Moran Oil Corporation 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan"), pursuant to which options to purchase shares of Common Stock were made available for future grants to non-employee directors. Contemporaneously with the initial public offering, the Company granted to each non-employee director (Messrs. Gittis, McKenny, Lee and Sophonpanich) options to acquire 2,500 shares of Common Stock. In addition, the Director Plan provides for annual grants of options to acquire 1,000 shares of Common Stock to each non-employee director serving on the Board of Directors following each annual meeting of stockholders.

     Effective November 1, 1996, the Company established the Rutherford-Moran Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, non-employee directors of the Company (currently Messrs. Gittis, McKenny, Lee and Sophonpanich) are entitled, pursuant to an annual election, to defer up to 100% percent of all fees paid to him in his capacity as a director of the Company, which deferred amount is credited to an account maintained by the Company on the director's behalf. Interest is credited by the Company to each director's account at a simple interest rate, compounded quarterly, equal to the Company's bank's prime rate or the prime rate of any other national bank established by the Board administering the plan. The Company is obligated to pay to a director (or his beneficiary) the balance in his account upon his death, disability, retirement or earlier resignation or removal. A director also may withdraw all or a part of his account balance in the event of a severe financial hardship (as defined in the Deferred Compensation Plan). During 1996, Messrs. Lee and Gittis deferred fees totalling $19,500 in the aggregate.

                                 PROPOSAL NO. 2

                            RATIFICATION OF AUDITORS

     The firm of KPMG Peat Marwick LLP, Certified Public Accountants, has been appointed by the Board of Directors to audit the accounts and records of the Company for the fiscal year ending December 31, 1997. It is proposed that the appointment of KPMG Peat Marwick LLP be submitted to the stockholders for ratification.

     Stockholder ratification of this appointment is not required. If the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1997. A majority of the shares of Common Stock present in person or by proxy and the Meeting and entitled to vote thereon will be required for stockholder ratification of the appointment of auditors. The Board of Directors recommends that the stockholders vote "FOR" this proposal. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted "FOR" approval of this proposal.

     KPMG Peat Marwick LLP has served as the Company's independent accountants since its inception.

     A representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative will be given the opportunity to make a statement should he or she so desires and will be available to answer appropriate questions.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to commencement of the Company's initial public offering on June 20, 1996, all compensation decisions with respect to the Company's executive officers were made by Messrs. Moran and Rutherford, which included salary amounts for 1995 and 1996 as well as bonus amounts for 1995. Following commencement of the initial public offering, the Compensation Committee has ratified or approved all compensation decisions, including the level of bonuses paid to executive officers during 1996. Messrs. Moran and Rutherford also serve on the Company's Compensation Committee and are expected to participate in compensation decisions in the future. Other members of such committee are Messrs. Gittis and Lee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY

     The Company's executive compensation program is designed to attract and retain talented management personnel and to reward management for successful performance of their duties and improving stockholder value. Compensation and incentives are provided through the combination of cash salaries and bonuses, stock option awards and grants of restricted stock. The Company's overall compensation package is intended to provide the Company's executive officers with salary and additional compensation, with an emphasis on compensation that rewards the executive for actions that have demonstrably benefitted the long-term interests of the Company. Decisions with respect to compensation for any particular executive officer are based on a number of factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions.

     The components of the Company's executive compensation program are more specifically summarized below.

  Base Salary

     The base salaries of the Company's executive officers during 1996 were determined by Mr. Moran and Mr. Rutherford based on the employee's respective positions with the Company, their talents and experience and competitive market factors, including the desire by the Company to retain executives with expertise and proven success in the Company's business areas. Although such compensation was determined subjectively by Mr. Moran and Mr. Rutherford based upon their experience in the oil and gas industry and without consulting independent consultants or surveys, the Company believes that such base salaries are within the range of base salaries paid to executive officers at comparable companies. The Company currently does not pay Mr. Rutherford a salary for his services as the President and Chief Executive Officer of the Company nor Mr. Moran for his services as Chairman of the Board of Directors.

  Bonus Compensation

     Bonus compensation is provided to the Company's executive officers from time to time based on the financial results of the Company and various subjective factors. During 1996, the Company awarded Messrs. McCoy, Chavenson and Nelson cash bonuses of $35,000, $20,000 and $10,000, respectively. These bonuses were intended to reward them for the significant contributions that they made to both the operations and finances of the Company in 1996. Factors considered in awarding cash bonuses during 1996 include each executive's contribution to (i) the successful completion of the Company's initial public offering, (ii) the identification and access to new sources of capital for the Company, (iii) the growth of the Company's hydrocarbon reserve base, (iv) the individual's prior compensation level (v) evaluation by the Chairman of the Board and Chief Executive Officer of the individual's level of performance and achievement.

LONG-TERM INCENTIVE COMPENSATION

     The Compensation Committee also believes that long-term incentive compensation should be a component of the Company's compensation program and that the value of long-term incentive compensation should be directly related to increases in stockholder value. Thus, in addition to bonuses, the Company provides long-term incentive compensation to its executive officers through grants of restricted stock and stock options under the Company's 1996 Key Employee Stock Plan (the "1996 Plan").

     Under the Company's 1996 Plan, the Compensation Committee has the authority to grant options to purchase shares of Common Stock to the Company's executive officers and key employees for terms of up to ten years, with exercise prices equal to 100% of the fair market value of the shares of stock on the date the option is granted. The Compensation Committee believes that options provide a desirable form of incentive to the Company's executive officers in that options received by an executive officer will be of no value to the officer unless the value of the Common Stock increases. As an additional incentive, the Compensation Committee has the authority to grant restricted stock awards to the Company's executive officers and key employees at no cost or below market value to the officer or employee. Concurrent with the formation of the Compensation Committee and upon commencement of the Company's initial public offering on June 20, 1996, the Company granted to its executive officers options to purchase 87,000 shares of Common Stock as well as restricted stock awards of 37,813 shares, substantially all of which vest in 20% increments over five years.

     Decisions as to whether to grant options and restricted stock awards to an executive officer in the future will be made by the full Board of Directors based upon recommendations from the Compensation Committee in light of existing circumstances, including the executive officer's contributions to the Company over the prior year and the expected contributions by the executive officer in the future and industry and market conditions. If an option or stock award is granted to an executive officer, the number of shares of Common Stock subject to the granted option or award will be based on, among other things, the level of responsibility of the executive officer, the anticipated contribution of the officer to the future growth of the Company and the potential dilution to the Company's stockholders that might result from the grant. The Board and the Compensation Committee also considers the amount and terms of other stock based benefits held by the executive officers. Vesting requirements generally will be placed on stock-based awards in order to relate the benefits of any award granted to an executive officer to the continued employment of the executive officer with the Company.

                     Members of the Compensation Committee

                                 John A. Moran
                             Patrick R. Rutherford
                                 Howard Gittis
                                  Harry C. Lee

                               EXECUTIVE OFFICERS

     Set forth below is certain information concerning the present executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship among any of these individuals nor any of the Company's directors.

            NAME              AGE                       POSITION
            ----              ---                       --------
Patrick R. Rutherford         62     President, Chief Executive Officer and
                                       Director
Michael D. McCoy              44     Executive Vice President, Chief Operating
                                       Officer and Director
David F. Chavenson            44     Vice President and Chief Financial Officer and
                                       Corporate Secretary
Gregory Nelson                49     Vice President, Exploration

     PATRICK R. RUTHERFORD has been President and Chief Executive Officer of the Company since its inception. He has been Chairman of the Board of RMEC since its inception. Since 1973, he has been Chairman of the Board and part owner of Rutherford Oil Corporation (an oil and gas exploration and production company that serves as operator of wells located in Texas and Louisiana and of producing platforms in the Gulf of Mexico). He also served on the Board of Regents of West Texas State University and was President of the Houston Speech and Hearing Center. He has served as a director of First Interstate Bank of Texas, Texas Commerce Bancshares, OKC Corporation, Olix Company, The University of Texas Health Science Center Development Board, the Geological Foundation of the University of Houston, and he was one of the founding directors of Southwest Airlines.

     MICHAEL D. MCCOY has been Executive Vice President and Chief Operating Officer of the Company since its inception. He has been Executive Vice President of RMEC since September 1990. Prior to joining the Company, Mr. McCoy served as Manager of Land and Legal of Rutherford Oil Corporation. Mr. McCoy received his B.A. degree from The University of Texas in 1974 and J.D. degree from South Texas College of Law in 1977.

     DAVID F. CHAVENSON has been Vice President and Chief Financial Officer of the Company since April 1996. Mr. Chavenson was Treasurer of Oryx Energy Company, an oil and gas exploration and production company (previously Sun Exploration and Production Co.) ("Oryx"), from 1993 to April 1996. Prior to that, during his 18 years with Oryx, he served as Assistant Treasurer and Manager of Corporate Finance, Manager of Financial Analysis and Senior Financial Specialist. Mr. Chavenson holds a B.A. in Economics from Dickinson College and received an M.B.A. from the Harvard Business School. He is also a C.P.A.

     GREGORY NELSON has been Vice President, Exploration of the Company since its inception. From 1984 to 1992, Mr. Nelson was employed by Rutherford Oil Corporation as an explorationist. From 1977 to 1984, Mr. Nelson was with Mobil Oil Corporation. His duties at Mobil included exploration, with both geological and geophysical responsibility, in the Gulf of Mexico and North Africa. His last position at Mobil was Manager of Production Geology, North Texas and San Juan Basin, New Mexico. He has a B.A. in Geology from Winona State College and pursued post graduate studies in geology at The Ohio State University from 1974 to 1977.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for 1995 and 1996 earned by or paid to the Company's Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 during 1996:

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS
                                         ---------------------------------   --------------------------------------
                                                                             RESTRICTED   SECURITIES    ALL OTHER
                                                              OTHER ANNUAL     STOCK      UNDERLYING      ANNUAL
                                          SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS,    COMPENSATION
       NAME AND PRINCIPAL         YEAR     ($)        ($)         $(1)         ($)(2)     SARS(#)(3)       (4)
       ------------------         ----   --------   -------   ------------   ----------   ----------   ------------
Patrick R. Rutherford             1996         --        --          --             --           --          --
  President and Chief             1995         --        --          --             --           --          --
  Executive Officer
Michael D. McCoy                  1996   $187,008   $35,000          --       $460,000       45,000        $792
  Executive Vice                  1995    154,000    30,000          --             --           --          --
  President and Chief Operating
    Officer
David F. Chavenson                1996    153,743(6) 20,000                    133,699       23,250         792
  Vice President, Finance         1995         --        --          --             --           --          --
  and Chief Financial Officer(5)
Gregory Nelson                    1996    127,075    10,000          --        280,140       18,750         750
  Vice President,                 1995     87,350    20,000          --             --           --          --
  Exploration

---------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than 10% of each executive officer's combined annual salary and bonus during the applicable year.

(2) Represents grants of restricted stock awarded contemporaneously with commencement of the Company's initial public offering, which are valued at the initial public offering price of $23 per share. Messrs. McCoy, Chavenson and Nelson received 20,000, 5,813 and 9,000 shares, respectively, all of which vest in 20% increments over five years. Such individuals will be entitled to receive any dividends paid, if any, with respect to such shares while they remain unvested. Also includes 3,000 shares granted to Mr. Nelson, which are valued at $24.38, the fair market value on the date of grant, and which vest over five years.

(3) Represents options granted contemporaneously with commencement of the Company's initial public offering at an exercise price equal to the initial public offering price of $23 per share.

(4) Represents Company contributions to the employee's 401(k) plan account.

(5) Mr. Chavenson commenced his employment with the Company in April 1996.

(6) Includes $54,861 for moving relating expenses.

COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

     The Company maintains the 1996 Plan, which is intended to provide certain full-time key employees, including officers and certain employee-directors of the Company, with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The 1996 Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Plan, options to purchase Common Stock and restricted stock awards up to an aggregate of 500,000 shares of Common Stock may be granted by the Committee. The maximum number of shares subject to options that may be issued to, and the maximum number of shares subject to restricted stock awards that may be granted to, any employee during any year is 75,000 and 50,000 shares, respectively. The exercise price of an option granted pursuant to the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant. In the case of a grant of an option designated as an "Incentive Option" to an employee who owns ten percent or more of the outstanding shares of Common Stock (a "10% Stockholder"), the exercise price of each such option under the 1996 Plan may not be less than 110% of the fair market price of the Common Stock on the date of the grant. No option may be granted under the 1996 Plan with a duration of more than ten years. In the case of a 10% Stockholder, no option designated as an "Incentive Option" may be granted with a duration of more than five years. Options designated as "Incentive Options" under the 1996 Plan may be treated as such only to the extent that the aggregate fair market value of the stock with respect to which options are exercisable for the first time by the option holder in any calendar year, under the 1996 Plan or any other incentive stock option plan of the Company, does not exceed $100,000 valued as of the date of grant. Under the 1996 Plan, the Committee may issue shares of restricted stock to employees for no payment by the employee or for a payment below the fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the 1996 Plan, with no restrictions continuing for more than ten years from the date of the award. The 1996 Plan may be amended by the Board of Directors without any requirement of stockholder approval, except as required by the rules of the Nasdaq National Market and the incentive option rules of the Internal Revenue Code of 1986. As of December 31, 1996, the Committee had granted options to key employees of the Company to purchase an aggregate of 105,750 shares, including options exercisable for 45,000, 23,250 and 18,750 shares of Common Stock to Messrs. McCoy, Chavenson and Nelson, respectively. In addition, the Company has granted to Messrs. McCoy, Chavenson and Nelson restricted stock awards in the amount of 20,000, 5,813 and 12,000 shares, respectively. These executive officers were not required to make any payment for these stock options or restricted stock awards, all of which vest over five years in 20% increments. Generally, restrictions on transfer and forfeiture provisions upon termination of employment will apply to the restricted stock covered by these awards for a period of up to five years, after which time the restrictions will lapse and all of the stock will be owned by the employees free of further restrictions under the 1996 Plan. Pursuant to his severance agreement with the Company, Mr. Chavenson is entitled to accelerated vesting of his stock options and restricted stock if he is terminated without "Cause" under his severance agreement. See
"-- Employment Contracts with Executive Officers".

     The following table sets forth (for each executive officer named in the Summary Compensation Table above) information concerning stock options granted in 1996:

                          OPTION GRANTS IN FISCAL 1996

                                INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE VALUE
----------------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                                              % OF TOTAL                                   OF STOCK PRICE
                              NUMBER OF        OPTIONS                                    APPRECIATION FOR
                               SHARES         GRANTED TO    EXERCISE                       OPTION TERM(1)
                             UNDERLYING      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
          NAME             OPTIONS GRANTED   FISCAL YEAR    ($/SHARE)      DATE         5%($)         10%($)
          ----             ---------------   ------------   ---------   ----------   -----------   -------------
Patrick R. Rutherford....          --             --            --                            --              --
Michael D. McCoy.........      45,000                          $23      6/26/2006       $650,700      $1,649,250
David F. Chavenson.......      23,250                           23      6/26/2006        336,195         852,113
Gregory Nelson...........      18,750                           23      6/26/2006        271,125         687,188

---------------

(1) The potential realizable value of each grant of options assumes that the market price of the Company's common stock appreciates in value from the date of grant to the end of the option term at the annualized rate noted above.

     The following table sets forth (for each executive officer named in the Summary Compensation Table above) information concerning stock options exercised in 1996 and stock options unexercised at December 31, 1996:

          AGGREGATED OPTION/SAR EXERCISES IN 1996 AND OPTION VALUES AT
                              DECEMBER 31, 1996(1)

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED             IN-THE-MONEY
                                SHARES                    OPTIONS/SARS AT              OPTIONS/SARS AT
                               ACQUIRED    VALUE         DECEMBER 31, 1996            DECEMBER 31, 1996
                                  ON      REALIZED   -------------------------   ----------------------------
            NAME               EXERCISE     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
            ----               --------   --------   -------------------------   ----------------------------
Patrick R. Rutherford........    --         --                    --                              --
Michael D. McCoy.............    --         --                45,000                      0/$225,000
David F. Chavenson...........    --         --                23,250                       0/116,250
Gregory Nelson...............    --         --                18,750                        0/93,750

---------------

(1) Calculated utilizing the closing price of the Company's Common Stock on December 31, 1996.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

     The Company has entered into an employment agreement with Mr. Chavenson whereby Mr. Chavenson is compensated at a minimum base salary of $155,000 per year and is eligible for incentive bonuses of up to 35% of his annual base salary, subject to review and adjustment by the Board. In the event Mr. Chavenson's employment with the Company is terminated without Cause (as defined below), he is entitled to receive (i) payment of one year of his base salary (in effect at such time) and bonus (if any), (ii) one year of medical, dental and life insurance coverage, (iii) the right to vest immediately all stock options and restricted stock awards under the 1996 Plan; (iv) relocation assistance, and
(v) outplacement benefits. "Cause" is defined as (i) any material failure by Mr. Chavenson after written notice to perform his duties when such failure shall have continued for 30 days after receipt of such notice, (ii) commission of fraud by Mr. Chavenson against the Company, its affiliates or customers, or
(iii) conviction of Mr. Chavenson of a felony offense or a crime involving moral turpitude. In the event Mr. Chavenson's employment with the Company is terminated following a Change of Control (as defined in the 1996 Plan), he is entitled to (i) payment of two years of base salary (in effect at such time) and bonus (if any), (ii) two years of medical, dental and life insurance coverage,
(iii) relocation assistance, and (iv) outplacement benefits.

                              CERTAIN TRANSACTIONS

     Prior to the Company's initial public offering (the "IPO") in June 1996, the Company's operations were conducted by Rutherford-Moran Exploration Company ("RMEC"), the Company's predecessor, and RMEC's subsidiary, Thai Romo Limited ("Thai Romo"). Prior to the IPO, Messrs. Moran and Rutherford and Sidney F. Jones were the sole stockholders and directors of RMEC and also owned a significant portion of Thai Romo in addition to their indirect ownership through RMEC. Mr. McCoy, a current director of the Company, also owned a percentage of Thai Romo prior to the IPO. Therefore, Messrs. Moran, Rutherford, Jones and McCoy would be deemed to have a personal interest in transactions prior to the IPO between RMEC and Thai Romo. In connection with the IPO, the Company was reorganized so that RMEC and Thai Romo became wholly-owned subsidiaries of the Company (other than certain nominal interests in Thai Romo required by the laws of Thailand), which eliminated any personal interest of Messrs. Moran, Rutherford, Jones and McCoy in transactions between RMEC and Thai Romo (other than as stockholders of the Company).

STOCKHOLDER LOANS TO RMEC AND OTHER TRANSACTIONS

     During the period June 1, 1991 through March 31, 1996, the stockholders of RMEC advanced funds to RMEC in exchange for certain unsecured, demand promissory notes (the "Promissory Notes"). The

Promissory Notes relating to advances made prior to 1995 accrued interest at a prime rate (the "Prime Rate") while Promissory Notes relating to advances made during 1995 accrued interest at the prime rate plus one percent. During the period June 1, 1991 through March 31, 1996, RMEC repaid principal and accrued interest on the Promissory Notes held by Messrs. Rutherford, Moran and Jones, totalling $4,254,226, $4,035,768 and $200,337, respectively.

     Prior to the IPO, RMEC acquired 32,608.5 shares in Thai Romo along with corresponding shareholders loans for such shares, which represented a 3% interest in Thai Romo for approximately $3,129,669 pursuant to a stockholders agreement among the stockholders of Thai Romo. Such shares were acquired from an affiliate of a commercial lender of the Company. The purchase price for such shares was provided by loans of $1,564,834, $1,477,204 and $87,631 from Messrs. Rutherford, Moran and Jones, respectively. The terms of the notes evidencing such loans are identical to the Promissory Notes.

     All of the Promissory Notes described above, in an aggregate principal amount of $11,620,000 plus accrued interest, were repaid out of the proceeds from the IPO. In addition, prior to the IPO, RMEC redeemed certain shares of common stock of RMEC owned by Messrs. Moran and Rutherford for promissory notes in the principal amounts of $6,000,000 and $6,359,705, respectively. Such notes accrued interest at the prime rate plus one percent. Utilizing a portion of the net proceeds from the IPO, the Company repaid these notes.

MANAGEMENT SERVICES AGREEMENT

     On July 7, 1995, Thai Romo signed a Management Services Agreement (the "MSA") with RMEC. Under the MSA, RMEC provides managerial services in the oil and gas business to Thai Romo, including general managerial services, financial management, plans and projects advice and assistance, personnel management and advice and assistance in interpreting and complying with government regulations and legislation. As compensation for the services provided, RMEC receives payment of all expenses incurred, including but not limited to travel expenses, salaries, bonuses and overhead. The term of the MSA is one year and renewable automatically for successive terms of one year unless terminated by either party with or without cause. Prior to the IPO and for the year ended December 31, 1996, Thai Romo paid RMEC $187,509 under the MSA. Messrs. Rutherford, Moran and Jones owned 50%, 45% and 5%, respectively, of the outstanding stock of RMEC prior to the IPO.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement between the Company and Messrs. Rutherford, Moran, McCoy and Susan R. Rutherford, wife of Mr. Rutherford (collectively, the "Registration Group"), the Registration Group has the right, subject to certain customary limitations, to demand registration under the Securities Act of any or all of the shares of the Common Stock they beneficially own. In addition, each demand registration must cover at least 5% of the registrable securities covered by the agreement. The Company may be required to effect up to five such demand registrations and the expenses of any such demand registration shall be borne by the selling stockholders. In addition, except in certain circumstances and subject to certain limitations, if the Company proposes to register any shares of Common Stock under the Securities Act, the Registration Group will be entitled to require the Company to include all or a portion of the shares of Common Stock it owns in such registration. The expenses of any such "piggyback" registration, other than underwriting discounts and commissions and transfer tax relating to Common Stock to be sold by the Registration Group, will be borne by the Company. In addition, the Company has agreed to indemnify any underwriter and selling stockholder in connection with any registration made pursuant to the Registration Rights Agreement against certain liabilities, including liabilities under the Securities Act.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from June 26, 1996, the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1996, with the cumulative total return of the Standard and Poors 500 Stock Index and an industry index representing the Company's peer group. The Company's peer group is comprised of Chesapeake Energy Company, Belco Oil & Gas Corp., Newfield Exploration Corporation, Benton Oil & Gas Corporation, Pogo Producing Company, United Meridian Corp. and Triton Energy Corp. The graph assumes investment of $100 on June 26, 1996 and reinvestment of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                                                   PEERS +
  MEASUREMENT PERIOD     RUTHERFORD-                               PEER GROUP    RUTHERFORD-
 (FISCAL YEAR COVERED)      MORAN        S&P 500    RUSSELL 1000      ONLY         MORAN
6/26/96                    100.00        100.00        100.00        100.00        100.00
12/31/96                   114.87        111.68        111.50        105.33        106.22

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 10, 1997, the stock ownership of the Company's named executive officers and directors individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                                 AMOUNT
                                                              AND NATURE OF
                          NAME OF                              BENEFICIAL      PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP      OF CLASS
                      ----------------                        -------------    --------
5% STOCKHOLDERS:
JAMTHAI, Inc.(1)............................................    9,348,607        37%
THAIJAM, L.P.(1)............................................    8,231,483        32%
PRRTHAI, Inc.(2)............................................    3,645,161        14%
DIRECTORS AND EXECUTIVE OFFICERS:
John A. Moran(1)............................................    9,348,607        37%
Patrick R. Rutherford(2)....................................    9,663,007        38%
Michael D. McCoy(3).........................................      179,485        *
David F. Chavenson(4).......................................           --       --
Gregory Nelson(5)...........................................           --       --
Howard Gittis(6)............................................        5,000        *
Jere W. McKenny(6)..........................................        5,000        *
Harry C. Lee(6).............................................        5,000        *
Chote Sophonpanich(6).......................................        5,000        *
Executive officers and directors as a group.................   19,191,099        75%

---------------

  * Less than one percent.

(1) JAMTHAI, Inc.'s ownership includes (i) 8,231,483 shares owned by THAIJAM, L.P. ("THAIJAM"), a limited partnership for which JAMTHAI is the sole general partner and (ii) 120,000 shares owned by a partnership in which JAMTHAI and Mr. Moran serve as general partners. Mr. Moran's ownership includes all shares owned by JAMTHAI, for which Mr. Moran is the President and sole stockholder, but excludes 4,000 shares owned by Mr. Moran's wife, for which he disclaims beneficial ownership. The business address for JAMTHAI, THAIJAM and Mr. Moran is 5 Greenway Plaza, suite 220, Houston, Texas 77049.

(2) PRRTHAI, Inc.'s ownership includes 19,673 shares owned by a limited partnership for which PRRTHAI serves as the sole general partner. Mr. Rutherford's ownership includes (i) all shares beneficially owned by PRRTHAI, for which Mr. Rutherford is the President and sole stockholder. Mr. Rutherford's ownership excludes the following shares for which he disclaims beneficial ownership: (i) 144,587 shares owned by a company controlled by Mr. Rutherford's wife and (ii) 22,000 shares owned directly by Mr. Rutherford's wife.

(3) Includes 179,485 shares owned directly by MDMTHAI, Inc., a Texas corporation owned by Mr. McCoy, but excludes 20,000 shares of restricted stock not yet vested and 45,000 shares underlying options that are not presently exercisable within 60 days.

(4) Excludes 5,813 shares of restricted stock not yet vested and 23,250 shares underlying options that are not presently exercisable within 60 days.

(5) Excludes 12,000 shares of restricted stock not yet vested and 18,750 shares underlying options that are not presently exercisable within 60 days.

(6) Excludes 2,500 shares underlying options that are not presently exercisable within 60 days.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten per cent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to officers, directors, and greater than ten-percent stockholders were complied with, except that JAMTHAI, THAIJAM and PRRTHAI each were late in filing Form 3s reporting their initial beneficial ownership in the Company.

OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING.

     Any proposal by a Stockholder to be presented at the Company's next Annual Meeting of Stockholders, currently expected to be held in May, 1998, must be received at the offices of the Company, 5 Greenway Plaza, Suite 220, Houston, Texas 77046 between November 1, 1997 and March 1, 1998 but in no event later than March 1, 1998.

ANNUAL REPORT

     The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ JOHN A. MORAN

                                            John A. Moran
                                            Chairman of the Board

April 16, 1997

                        RUTHERFORD-MORAN OIL CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS

IF NO SPECIFICATION IS MADE, PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE OR ANY SUBSTITUTE FOR THEM AND FOR ITEMS 2 THROUGH 3, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     The undersigned stockholder(s) of Rutherford-Moran Oil Corporation hereby appoints John A. Moran and Patrick R. Rutherford, and either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undesigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Ritz Carlton Hotel, 1919 Briar Oaks Dr., Houston, Texas on May 8, 1997, at 9:00 A.M., C.S.T., or at any adjournment or adjournments thereof, on the matters described in the enclosed Proxy Statement dated April 16, 1997.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

[X] PLEASE MARK YOUR                                                 |
    VOTES AS IN THIS                                                 |      8228
    EXAMPLE.                                                         |
                                                                     ----------


    Item 1. To elect seven directors to serve until the Annual Meeting of Stockholders in 1998

                FOR ALL NOMINEES                    WITHHOLD AUTHORITY
                 LISTED OR ANY                        TO VOTE FOR ALL
                  SUBSTITUTES                         NOMINEES LISTED
                      [ ]                                   [ ]

    Nominees:  John A. Moran     Patrick R. Rutherford     Michael D. McCoy
               Howard Gittis        Jere W. McKenny          Harry C. Lee
                                  Chote Sophonpanich

    INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
                   STRIKE A LINE THROUGH HIS NAME.

    Item 2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997; and

                 FOR              AGAINST              ABSTAIN
                 [ ]                [ ]                  [ ]

    Item 3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof

                                                    WILL ATTEND MEETING [ ]

                                        NOTE: Please sign your name exactly as
                                              it appears hereon. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              hereon. When signing as joint
                                              tenants, all parties in the joint
                                              tenancy must sign. When a proxy is
                                              given by a corporation, it should
                                              be signed by an authorized
                                              officer.

                                        ---------------------------------------

                                        ---------------------------------------
                                        SIGNATURE(S)                 DATE